Exhibit 99.1

Oak Woods Acquisition Corporation Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

New York, May 30, 2025 (GLOBE NEWSWIRE) -- Oak Woods Acquisition Corporation. (Nasdaq: OAKU) (the “Company”) today announced it received a delinquency notification letter from Nasdaq on May 27, 2025, which indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the delayed filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Quarterly Report”). The Nasdaq Listing Rule requires listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). This notification has no immediate effect on the listing of the Company’s securities on Nasdaq.

The Notice states that the Company has 60 calendar days to submit a plan to regain compliance and if the Nasdaq accepts such plan, the Nasdaq can grant an exception of up to 180 calendar days from the Quarterly Report’s due date, or until November 17, 2025 (the “Compliance Date”), to regain compliance. The Notification Letter does not impact the Company’s listing on The Nasdaq Capital Market at this time.

The Company is currently in the final stages of completing work on its 10-Q for the quarter ended March 31, 2025. While the Company has not yet filed its Quarterly Report on Form 10-Q, it is working diligently with its independent registered public accounting firm to complete the remaining audit procedures. The delay in filing is not due to any disagreement with the Company’s auditors and the Company expects to file the Form 10-Q promptly upon completion of the audit review process.

About Oak Woods Acquisition

Oak Woods Acquisition Corporation is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities. On August 11, 2023, Oak Woods Acquisition Corporation, a Cayman Islands corporation (“Oak Woods”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Oak Woods Merger Sub, Inc., a Cayman Islands corporation and a wholly owned subsidiary of Oak Woods (“Merger Sub”), Huajin (China) Holdings Limited, a Cayman Islands corporation (“Huajin”) and Xuehong Li, in his capacity as the representative of the Huajin shareholde (“Shareholders’ Representative”), as amended by its agreement to extend the date by which a Business Combination is required to be completed to June 28, 2024, dated March 23, 2024, and subsequently by the First Amendment to the Merger Agreement entered into by Oak Woods, Huajin, Merger Sub, and the Shareholders’ Representative on June 26, 2024 extending the time to complete its business combination to September 28, 2024.

On October 1, 2024 the Company announced that, as approved by the shareholders of the Company at the Extraordinary General Meeting adjourned from September 25, 2024 and held on September 26, 2024 (the “September EGM”), the following proposals were approved thereby amending the Amended and Restated Articles and Memorandum of Association of the Company to give the Company the right to extend the date by which the Company has to complete a business combination from September 28, 2024 to March 28, 2025, by depositing into the Trust Account $172,500 per for each one-month extension, on or prior to the date of the applicable deadline, for up to six (6) times.

On March 26, 2025 the Company announced that, as approved by the shareholders of the Company at the Extraordinary General Meeting held on March 20, 2025 (the “March EGM”), the following proposals were approved thereby amending the Amended and Restated Articles and memorandum of Association to give the Company the right to extend the date by which the Company has to complete a business combination from March 28, 2025 to September 28, 2025, by depositing into the Trust Account $172,500 per for each one-month extension, on or prior to the date of the applicable deadline, for up to six (6) times.

As of May 30, 2025, our Sponsor has timely deposited all prior monthly extension deposits and again deposited $172,500 into our Trust Account, thereby extending the time available to the Company to complete our initial business combination until June 28, 2025.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward- looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Lixin Zheng
Chief Executive Officer
Oak Woods Acquisition Corporation
(+1) 403-561-7750